UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  7/21/2008

AngioGenex, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-26181

Nevada	86-0945116
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

425 Madison Ave., Suite 902, New York, New York, 10017
(Address of Principal Executive Offices, Including Zip Code)

(212) 874-6008
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2008, AngioGenex, Inc. (“AngioGenex”) entered into a Modification to Development and Marketing Agreement (“Modification”) with BioCheck, Inc. The Development and Marketing Agreement (“Agreement”) between AngioGenex and BioCheck was originally made and entered into and effective as of December 15, 2003.

Pursuant to the Modification, AngioGenex has agreed to modify the Development and Marketing Agreement to remove Section 3(c) which had required BioCheck to make certain “Minimum Annual Licensing Fees”. As a result of the modification, BioCheck shall have no past, current or future contractual obligation to pay AngioGenex any minimum annual licensing fees, including each of the $50,000 minimum annual licensing fees payable to AngioGenex as of the second quarter of 2007 and as of the second quarter of 2008. AngioGenex will continue to have a right to receive its 9% share of BioCheck’s actual royalties as per the Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Modification to Development and Marketing Agreement between AngioGenex, Inc. and BioCheck, Inc.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated July 24, 2008

AngioGenex, Inc.

By:	/s/ Richard Salvador
Richard Salvador
President